WEST TEXAS UTILITIES COMPANY

                                     BY-LAWS


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                                   ARTICLE I.

                                    Offices.

               The corporation may maintain offices at such places in the State of Texas as the Board of Directors may, from time to time, appoint.


                                   ARTICLE II.

                                      Seal.

        The corporate seal shall have inscribed thereon the name of the corporation and the words "Corporate Seal, 1927 Texas". Such seal may be a facsimile.


                                  ARTICLE III.

                              Stock and Transfers.

        Section 1. Each holder of fully paid stock shall be entitled to a certificate or certificates of stock stating the number of shares owned by such stockholder, and the designation of the class in which issued. All certificates of stock shall be signed by the President or a Vice-President of the Company and also by the Treasurer, Secretary, an Assistant Treasurer or an Assistant Secretary of the Company and sealed with the seal of the Company, which signatures and seal may be facsimile. All certificates of Common Stock shall be countersigned by a Transfer Agent appointed by the Board and all certificates of Preferred Stock shall be countersigned by a Transfer Agent and registered by a Registrar, appointed by the Board. In case any officer who has signed or whose facsimile signature has been placed upon a certificate is issued, such certificate may be issued by the Company with the same effect as if such officer had not ceased to be such at the date of issue.

        Section 2. Shares of stock shall be transferable only on the books of the Company, and, except as hereinafter provided, or as may be required by law, or by the order of a court in some proper proceedings, shall be transferred only upon the proper assignment and surrender of the certificates issued therefor. If

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an outstanding certificate of stock shall be lost, stolen or destroyed, a new certificate may, in the discretion of the Board of Directors, be issued in lieu thereof upon receipt of evidence, satisfactory to the Board, of such loss, destruction, or theft, and upon receipt by the Company of a bond of indemnity, deemed sufficient by the Board, to protect the Company against claims under the outstanding certificate.

        Section 3. The transfer books may be closed by order of the Board of Directors for short periods, not exceeding twenty-five days at any one time, for the purpose of paying a dividend, or holding a meeting of stockholders, or for any other legal purpose, as the Board of Directors shall deem advisable.

        Section 4. If default shall be made in the prompt payment, when due, of any sum payable to the company upon any subscription of stock of the Company, and if such default shall continue for a period of thirty days, all right under the subscription in and to the stock subscribed for shall, upon the expiration of such period, cease and determine, and all right under the subscription in and to the stock subscribed for shall be forfeited to the Company, but no right under the subscription in and to the stock subscribed for shall be forfeited unless and until the directors have caused a written notice to be served on the subscriber personally, or by depositing the same in the post office, properly directed to him at the post office nearest his usual place of residence, stating that he is required to make payment, setting forth the amount, at the time (which payment day must be not less than thirty days after the day the notice is served) and place specified in said notice, and if he fails to make the same, his stock and all previous payments thereon will be forfeited to the Company; and provided further, that if at the time for payment fixed in said notice, such right shall belong to the estate of a decedent, it may be forfeited only by resolution of the Board of Directors declaring forfeiture. The Company, shall, within thirty days after such forfeiture, cause such stock to be sold at private or public sale, at its market value at the time of sale, and shall, out of the net proceeds of sale and upon surrender of any outstanding stock subscription receipt issued to evidence the subscription, pay to the recorded holder of such receipt the amount paid on the subscription prior to forfeiture, less the amount, if any, by which the total subscription price of the stock exceeded the net proceeds of sale.


                                   ARTICLE IV.

                            Meeting of Stockholders.

        Section 1. The annual meeting of the stockholders shall be held on the last Tuesday in March in each year, if not a legal holiday, and if a legal holiday, then on the day following, at the hour of 11 o'clock A. M., for the election of Directors, and for the transaction of such other business as may come before it. Such meeting shall be held at the principal office of the Company in the State of Texas.
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        Section 2. Special meetings of the stockholders may be called by the
Board of Directors, or by a majority of the Directors individually, or by the holders of not less than one-third in number of the total outstanding shares of capital stock of the Company entitled to vote, or in such manner as may be provided by statute or by Paragraph (7) of Article VI of the Charter, as amended.

        Section 3. Notice of the time and place of each annual meeting shall be sent by mail to the recorded address of each stockholder entitled to vote, not less than ten days before the date of the meeting. Like notice shall be given of all special meetings, except in cases where other special method of notice may be required by statute, in all which cases, the statutory method shall be followed. The notice of a special meeting shall state the object of the meeting. Notice of meetings may in all cases be waived by stockholders entitled to notice.

        Section 4. At any stockholders' meeting, except as otherwise provided in Paragraph (7) of Article VI of the Charter, as amended, a majority of the number of shares of stock outstanding eligible under the Charter, as amended, to vote upon questions being submitted at such meeting, must be represented, in person or by proxy, in order to constitute a quorum for the transaction of business, but the stockholders represented at an meeting, though less than a quorum, may adjourn the meeting to some other day or sine die.

        Section 5. At all meetings of stockholders each share of stock eligible under the Charter, as amended, to vote upon questions being submitted at such meeting shall be entitled to such a vote or votes as shall be from time to time provided in the Charter, as amended, and such stock may be represented by the holder thereof in person or a duly authorized proxy in writing duly filed with the Secretary of the Company.

        Section 6. A full list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the residence of each, and the number of shares held by each, shall be prepared by the Secretary and filed in the office where the election is to be held, at least ten days before every election, and shall at all times, during the usual hours for business, be open to the examination of any stockholder.


                                   ARTICLE V.

                                   Directors.

        Section 1. The Board of Directors shall consist of such number, not less than three nor more than fifteen members and, subject to the provisions of Paragraph (7) of Article VI of the Charter, as amended, shall be elected at each annual meeting of the stockholders. If for any reason such election shall not be held at an annual meeting, it may be subsequently held at any special meeting of the stockholders duly called for the purpose. Except as otherwise provided in Paragraph (7) of Article VI of the Charter, as amended, directors shall hold

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office until the next succeeding annual meeting of stockholders and until their respective successors shall have been duly elected and qualified; provided, however, the term of any director who is an employee of the Company or its Parent Company (other than a past or present Chief Executive Officer of the Company who retires), shall expire concurrently with the termination of such director's employment by the Company or its Parent Company. No person who has attained age seventy (70), and no former employee of the Company (other than a former Chief Executive Officer) who has retired from the Company shall be eligible for election as a director of the Company. Directors need not be stockholders.

        Section 2. Except as otherwise provided in Paragraph (7) of Article VI of the Charter, as amended, any vacancy occurring in the Board of Directors may be filled with the affirmative vote of a majority of the remaining directors though less than a quorum of the Board. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

        Section 3. The Board of Directors may hold its meetings and may have one or more offices, and may keep the books of the corporation at such places as they may from time to time determine within the State of Texas. In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board may exercise all such powers of the corporation, and do all such lawful acts and things as are not by law or by these By-Laws required to be exercised or done by the stockholders.

        Section 4. Without prejudice to the general powers conferred by the last preceding clause, it is hereby expressly declared that the Board of Directors shall have the following powers, that is to say:

               1. From time to time to make and change rules and regulations, not inconsistent with these By-Laws, for the management of the corporation's business and affairs.

               2. From time to time, as and when and upon such terms and conditions as it may determine, to issue any part of the authorized capital stock of the corporation.

               3. To purchase, or otherwise acquire for the corporation, any property, right or privilege which the corporation is authorized to acquire at such price or consideration, and generally on such terms or conditions as it shall think fit.

               4. At its discretion to pay for any property or rights acquired by the corporation, either wholly or partly in money, stock, bonds, debentures or other securities of the corporation.

               5. To borrow money, to create, make and issue mortgages, bonds, deeds of trust, trust agreements and negotiable or transferable

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        instruments and securities, secured by mortgage or otherwise, and to do every other act and thing necessary to effectuate the same.

               6. To appoint and at its discretion, remove or suspend any and all officers, employees and agents, permanently or temporarily, as it may think fit, and to determine their duties and fix, and from time to time change their duties, salaries and emoluments, and to require security in such instances, and in such amounts as it thinks fit.

               7. To confer by resolution upon any officer of the corporation, the power to choose, remove or suspend subordinate officers, employees and agents.

               8. To appoint any person or corporation to accept and hold in trust for the corporation, any property belonging to the corporation, or in which it is interested, or for any other purpose, and to execute and do all such deeds and things as may be requisite in relation to any such trust.

               9. To determine who shall be authorized on the corporation's behalf, to sign bills, notes, receipts, acceptances, endorsements, checks, drafts, bonds, mortgages, releases, contracts and other papers and documents; subject always to any requirements of law in respect thereof. If and to the extent authorized by resolution of the Board of Directors, the signature or signatures on checks and drafts may be facsimile.

               10. To delegate any of the powers of the Board in the course of the current business of the corporation to any standing or special committee, or to any officer or agent, or to appoint any persons to be the agents of the corporation, with such powers (including the powers to sub-delegate), and upon such terms as it shall think fit.


                                   ARTICLE VI.

                             Meetings of the Board.

        Section 1. Regular meetings of the Board of Directors shall be held at such place and time as may be designated from time to time, by the Board. Special meetings of the Board may be called by the Chairman or the President, or by a Vice-President when acting as President, or by any two Directors upon two days' notice to each Director, either personally or by mail or by telegram. Notice of any meeting of the Board of Directors may be waived in writing by any director, either before or after meeting, and will be deemed to be waived by his attendance thereat.
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        Section 2. A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board, but a less number may adjourn from time to time, until a quorum is obtained, or may adjourn sine die.

        Section 3. In all meetings of the Board a majority vote shall be decisive of all questions before the meeting, except as may be otherwise provided by law. The Board of Directors shall keep minutes of the proceedings of their meetings.

        Section 4. Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board, an annual retainer payable in monthly or other convenient installments, a fixed sum for attendance at each regular or special meeting of the Board, or of any standing or special committee of the Board, and expenses of attendance, if any, may be allowed; provided, that nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity, and receiving compensation therefor.


                                  ARTICLE VII.

                                    Officers.

        Section 1. There shall be elected by the Board of Directors, at its first meeting (if practicable) held after the annual election of directors in each year, a President, a Secretary, a Treasurer, a Controller, and, if desired, one or more Assistant Secretaries, Assistant Treasurers, and Assistant Controllers. The Board of Directors also may provide for and elect at any time, a Chairman, a General Manager, one or more Vice Presidents, and such other officers, and prescribe such duties for them, respectively, as in the judgment of the Board of Directors may be required from time to time to conduct the business of the Corporation. Any two or more offices, except the offices of President and Vice President, President and Secretary, President and General Manager, and Chairman and any other office, may be held by the same person. All officers elected by the Board of Directors shall hold their respective offices, unless sooner terminated, until the first meeting of the Board of Directors held after the next ensuring annual election of directors and until their respective successors, willing to serve, shall have been duly elected and qualified. Any of such officers may be removed from their respective offices at the pleasure of the Board.

        Section 2. The Chairman of the Board, if there shall be one, shall preside at all meetings of the stockholders and of the Board of Directors. He shall be a member of the Executive Committee, if there shall be one, and of such other committees to which he shall be appointed by the Board of Directors. He shall also have such other powers and duties as may at any time be prescribed by these By-Laws or by the Board of Directors.

        Section 3. The President shall be the chief executive officer of the Company and have general authority over all of the business and affairs of the

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Company and over all other officers, agents and employees of the Company, subject to the direction of the Board of Directors or Executive Committee. He shall have general and active management of the business and affairs of the Company, and full authority and responsibility with respect to making effective all resolutions of the Board of Directors. He may execute bonds, mortgages, contracts and other instruments on behalf of the Company, except those required by law, governmental regulations, or indentures and other agreements of the Company to be otherwise signed and executed or expressly required by the Company. He shall have the authority when neither the Board of Directors nor the Executive Committee is in session to suspend the authority of any other officer or officers of the Company, subject, however, to the pleasure of the Board of Directors or of the Executive Committee at its next meeting, and authority to appoint and to remove and discharge any and all agents and employees of the Company not elected or appointed directly by the Board of Directors. In any absence of the Chairman of the Board he shall, if present, have all powers and duties conferred upon the Chairman of the Board.

        Section 4. The General Manager, if one is elected by the Board of Directors, shall have such powers and duties as may from time to time be prescribed by the Board of Directors. In case the President, due to absence or any other cause, shall be unable at any time to attend to the duties of the office of President requiring attention, or in the case of his death, resignation, or removal from office, the powers and duties of the President shall, except as the Board of Directors may otherwise provide, temporarily devolve upon the General Manager, and shall be exercised by such General Manager as acting President during such inability of the President, or until the vacancy in the office of the President shall be filled. In case of the absence, disability, death, resignation, or removal from office of the President and the General Manager, the Board of Directors shall elect one of its members to exercise the powers and duties of the President during such absence or disability, or until the vacancy in one of said offices shall be filled.

        Section 5. The Vice President, if one is elected by the Board of Directors, or Vice Presidents, if more than one is elected by the Board of Directors, shall have such powers and duties as may from time to time be prescribed by the Board of Directors.

        Section 6. The Secretary shall attend all meetings of the Board of Directors, shall keep a true and faithful record thereof in proper books to be provided for that purpose, and shall have the custody and care of the corporate seal, records, minutes and stock books of the Company. He shall also act as Secretary of all stockholders' meetings, and keep a record thereof, except as some other person may be selected as Secretary by any such meeting, shall keep a suitable record of the addresses of stockholders, and shall, except as otherwise required by statute, or by the By-Laws, sign, and by order of the Board of Directors, issue all notices required for meetings of stockholders, and of the Board of Directors. Whenever requested by a requisite number of individual stockholders, or individual Directors, to give notice, for a meeting of stockholders or of the Board of Directors, he shall give such notice, as requested, and the notice shall state the names of the stockholders or Directors making the request. He shall sign all mortgages, and all other documents and papers to which his signature may be necessary or appropriate, shall affix the

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seal of the corporation to all instruments requiring the seal, and shall have such other powers and duties as are commonly incidental to the office of Secretary, or as may be prescribed for him. He shall be sworn to the faithful discharge of his duty.

        Section 7. The Treasurer shall have charge of, and be responsible for, the collection, receipt, custody and disbursement of the funds of the Company, and shall deposit its funds in the name of the Company, in such banks, trust companies, or safe deposit vaults as the Board of Directors may direct. He shall have the custody of such books, receipted vouchers, and other books and papers as in the practical business operations of the Company shall naturally belong in the office or custody of the Treasurer, or as shall be placed in his custody by the Board of Directors, by the Executive Committee, by the President, or by a Vice-President when acting as President. He shall also have charge of the safe keeping of all stocks, bonds, mortgages and other securities belonging to the Company, but such stocks, bonds, mortgages and other securities shall be deposited for safe keeping in a safe deposit vault to be approved by the Board of Directors or by the Executive Committee, in a box or boxes, access to which shall be had as may be provided by resolution of the Board of Directors or Executive Committee. He shall have such powers and duties as are commonly incidental to the office of Treasurer, or as may be prescribed for him. He may be required to give bond to the company for the faithful discharge of his duties in such form and to such amount and with such sureties as shall be determined by the Board of Directors.

        Section 8. The Controller shall have general supervision over all books and accounts of the Company relating to receipts and disbursements, shall arrange the form of all vouchers, accounts, reports and returns required by the various departments, shall examine the accounts of all officers and employees from time to time and as often as practicable, and shall see that proper returns are made of all receipts from all sources, and that correct vouchers are turned over to him for all disbursements for any purpose. At such time in each month as may be found practicable all bills for the previous month, properly made in detail and certified, shall be submitted to him, and he shall audit and approve the same, if found satisfactory and correct, but he shall not approve or audit any voucher unless it has been previously certified to by the head of the department in which it originated, nor unless satisfied of its propriety and correctness. He shall have full access to all contracts, correspondence, and other papers and records of the Company relating to its business matters, shall have the custody of its account books, original contracts and other papers relating to the accounts of the Company, except such as in the practicable business operations of the Company shall naturally belong in the custody of the Treasurer, or shall be placed in the custody of the Treasurer by the Board of Directors, by the Executive Committee, by the President, or by one of the Vice-Presidents when acting as President, and shall have such other powers and duties as are commonly incidental to the office of Controller, or as may be prescribed for him. He may be required to give bond to the Company for the faithful discharge of his duties in such form and to such amounts and with such sureties as shall be determined by the Board of Directors.
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        Section 9. Assistant Secretaries, Treasurers or Controllers, when elected, shall assist the Secretary, the Treasurer or the Controller, as the case may be, in the performance of the respective duties assigned to such principal officers, and the powers and duties of any such principal officer, shall, except as otherwise ordered by the Board of Directors, temporarily devolve upon his assistant in case of the absence, disability, death, resignation or removal from office of such principal officer. They shall perform such other duties as may be assigned to them from time to time.


                                  ARTICLE VIII.

                              Executive Committee.

        Section 1. The Board of Directors may, by resolution passed by a majority of the whole Board, appoint an Executive Committee of not less than three members of the Board, including the Chairman of the Board, if there be one, and the President of the Company. The Executive Committee may make its own rules of procedure and elect its Chairman, and shall meet where and as provided by such rules, or by resolution of the Board of Directors. A majority of the members of the Committee shall constitute a quorum for the transaction of business. During the intervals between the meetings of the Board of Directors the Executive Committee shall have all the powers of the Board in the management of the business and affairs of the Company, including power to authorize the seal of the Company to be affixed to all papers which may require it, and, by majority vote of all its members, may exercise any and all such powers in such manner as such Committee shall deem best for the interest of the Company, in all cases in which specific directions shall not have been given by the Board of Directors.

        Section 2. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board when required.


                                   ARTICLE IX.

                    Order of Business at Directors' Meetings.

        Section 1. The order of business at meetings of the Board of Directors shall, unless otherwise ordered by the Board be as follows:

               1. Reading and consideration of the minutes of the preceding meeting.

               2. Reading of the minutes of meetings of the Executive Committee held since the last meeting of the Board.

               3.  Reading and consideration of communications.
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               4.  Reports of standing and special committees.

               5.  Reports from officers of the Company.

               6.  The consideration of any other business of the Company.


                                   ARTICLE X.

                                Indemnification.

        Each person who is or was or had agreed to become a Director, officer, employee or agent of the Company, and each person who is or was serving or had agreed to serve at the request of the Board of Directors or an officer of the Company as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, (including heirs, executors, administrators or estate of such person), shall be indemnified (including, without limitation, the advancement of expenses and payment of all loss, liability and expenses) by the Company against any liability asserted against him in such a capacity or arising out of his status as such a person, even though due to his own negligence, whether sole or joint and concurrent with the negligence of others, to the full extent permitted by the Texas Business Corporation Act or any other applicable laws as presently in effect or as may hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said laws permitted the Company to provide prior to such amendment); provided however, that no person shall be indemnified for amounts paid in settlement unless the terms and conditions of such settlement have been consented to by the Company and provided further that no indemnification for employees or agents (other than Directors and officers) will be made without the express authorization of the Company's Board of Directors.


                                   ARTICLE XI.

                              Inspection of Books.

        Section 1. The Directors shall determine from time to time, whether, and, if allowed, when and under what conditions and regulations the accounts and books of the corporation (except such as may be statute be specifically open to inspection), or any of them, shall be open to the inspection of the stockholders, and the stockholders' rights in this respect are and shall be restricted and limited accordingly.



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                                  ARTICLE XII.

                                 Miscellaneous.

        Section 1. No debts shall be contracted, except for current expenses, unless authorized by the Board of Directors or the Executive Committee, and no bills shall be paid by the Treasurer unless audited and approved by the Controller, or by some person or committee expressly authorized by the Board of Directors or the Executive Committee to audit and approve bills for payment.

        Section 2. All dividends shall be payable at such time as may be fixed by the Board of Directors. Before payment of any dividend or making any distribution of profits, there shall be set aside, out of the surplus or net profits of the corporation, such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board shall think conducive to the interests of the corporation.

        Section 3. The first fiscal year of the corporation shall be the period commencing October 1, 1927, and ending December 31, 1927, and thereafter each calendar year, commencing with the year 1928, shall be the fiscal year of the corporation.


                                  ARTICLE XIII.

                                   Amendments.

        Section 1. These By-Laws may be altered, amended or repealed by vote of a majority of the shareholders having voting power at any annual meeting or at any special meeting of said shareholders called for that purpose and, to the extent permitted by law, may also be altered, amended or repealed by the Board of Directors.